UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

EDGEWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15333 Avenue of Science
San Diego, CA 92128
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07.    Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Stockholders of EdgeWave, Inc. was held on June 15, 2011 at the Company’s headquarters, 15333 Avenue of Science, San Diego, CA 92128.

The Company previously filed the proxy statement with the Securities and Exchange Commission on April 29, 2011, which describes in detail each of the four proposals submitted to the Company’s stockholders at the meeting. As of the record date of April 21, 2011, there were 16,390,811 shares outstanding and entitled to vote, of which a maximum of 15,337,183 shares were voted in person or by proxy. The matters presented for vote received the required votes for approval. Set forth below are the final voting results.

Proposal 1.    Election of four Directors:

Nominee	For	Withheld
Humphrey Polanen	9,730,738	12,908
Bart A.M. van Hedel	9,730,738	12,908
Louis Ryan	9,701,588	42,058
William Baumel	9,730,738	12,908

Proposal 2.    Approval of the Company’s 2010 Employee, Director and Consultant Equity Incentive Plan:

For	Against	Abstain
9,663,043	71,288	9,315

Proposal 3.    Approval of the amendment of the Company’s Certificate of Incorporation to change its corporate name from St. Bernard Software, Inc. to EdgeWave, Inc.:

For	Against	Abstain
9,738,995	4,016	635

Proposal 4.    Ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain
15,333,664	2,884	635

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EDGEWAVE, INC.

Dated: June 21, 2011	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Executive Officer and Chairman of the Board of Directors

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